UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 29, 2007

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 29, 2007, El Paso Exploration & Production Company ("EPEP"), our wholly-owned subsidiary, announced that it has commenced a cash tender offer and a related consent solicitation for its outstanding 7¾ Senior Notes due 2013. The tender offer and consent solicitation are conditioned on our completion of a public offering and sale of new El Paso Corporation notes. We intend to transfer the net proceeds from such offering to EPEP for purposes of funding EPEP's purchase of the notes in connection with the tender offer and the payment for consents in connection with the consent solicitation. This Form 8-K and the Exhibit hereto are not an offer to sell or a solicitation of an offer to buy any securities. A copy of EPEP's press release announcing the tender offer and consent solicitation is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.A	Press Release dated May 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated:  May 29, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated May 29, 2007.